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                                                                    EXHIBIT 11.1

                                CSFB (USA), INC.
              SCHEDULE OF COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
             COMMON SHARES AND COMMON SHARE EQUIVALENTS OUTSTANDING
                AND BASIC EARNINGS PER SHARE FOR THE YEARS ENDED
                        DECEMBER 31, 2000, 1999 AND 1998

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
                                                                   Years Ended December 31,
                                                            2000            1999            1998
                                                        ------------    ------------    ------------
                                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
CSFB (USA) COMMON STOCK
Weighted Average Common Shares:
     Average Common Shares Outstanding                         1,000           1,000           1,000
    Average Restricted Stock Units Outstanding                  --              --              --
                                                        ------------    ------------    ------------

Weighted Average Common Shares Outstanding                     1,000           1,000           1,000
                                                        ============    ============    ============

Earnings:
     Net Income (Loss)                                  $ (1,075,812)   $    600,700    $    370,800
     Less: Preferred Stock Dividend Requirement               21,155          21,180          21,310
               Earnings Applicable to Common Shares -
                   CSFBDIRECT                                 (1,419)           (903)           --
                                                        ------------    ------------    ------------

Earnings (Loss) Applicable to Common Shares             $ (1,095,548)   $    580,423    $    349,490
                                                        ============    ============    ============

Basic Earnings (Loss) Per Common Share                  $ (1,095,548)   $    580,423    $    349,490
                                                        ============    ============    ============

CSFBDIRECT COMMON STOCK
Weighted Average Common Shares:
     Average Common Shares Outstanding                    18,400,000      18,400,000
                                                        ============    ============

Earnings:
     Net Income (Loss)                                  $     (1,419)   $       (903)
                                                        ------------    ------------

Earnings Applicable to Common Shares                    $     (1,419)   $       (903)
                                                        ------------    ------------

Basic Earnings Per Common Share                         $      (0.08)   $      (0.05)
                                                        ============    ============
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